UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2015 (November 9, 2015)

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 9, 2015, Tredegar Corporation (“Tredegar” or the “Company”) announced its results of operations for the third quarter and first nine months of 2015. Furnished as Exhibit 99.1 and incorporated herein by reference is the press release issued by Tredegar containing that announcement.
In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 7.01	Regulation FD Disclosure.

Tredegar has historically reported two business segments, Film Products and Aluminum Extrusions. In the third quarter of 2015, the Company divided Film Products into two separate operating segments, PE Films and Flexible Packaging Films. PE Films is comprised of personal care materials, surface protection films, polyethylene overwrap films and films for other markets, and Flexible Packaging Films is comprised of the Company’s polyester films business, Terphane Holdings LLC (“Terphane”), that was acquired by Film Products in October 2011. As part of its transition to a new executive leadership team, the Company’s management has decided to discontinue its efforts to integrate Terphane with its other film products operations. In separating PE Films and Flexible Packaging Films, the Company’s management believes that it will be able to more effectively manage the distinct opportunities and challenges that each of these businesses face. Therefore, the Company’s business segments are now PE Films, Flexible Packaging Films and Aluminum Extrusions.
All historical results for PE Films and Flexible Packaging Films have been separately presented to conform with the new presentation of segments. Net sales (sales less freight) and operating profit from ongoing operations are the measures of sales and operating profit used by the Company for purposes of assessing performance. Tredegar has furnished a reconciliation of net sales to sales and operating profit from ongoing operations to net income for each completed quarter in 2015, 2014 and 2013. Depreciation and amortization expense, capital expenditures and sales volume data by segment has also been provided for the same quarterly periods.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.2, 99.3 and 99.4, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

To the extent that the financial information portion in Item 7.01 of this Current Report on Form 8-K, including the exhibits 99.2, 99.3 and 99.4, contains non-GAAP financial measures, it also presents both the most directly comparable financial measures calculated and presented in accordance with GAAP and a quantitative reconciliation of the difference between any such non-GAAP measures and such comparable GAAP financial measures.  Reconciliations of non-GAAP financial measures can also be found within “Presentations” in the “Investors” section of our website, www.tredegar.com.  Tredegar uses its website as a channel of distribution of material company information.  Financial information and other material information regarding Tredegar is posted on and assembled in the “Investors” section of its website.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 9, 2015 (furnished pursuant to Item 2.02).
99.2	Quarterly Net Sales and Operating Profit from Ongoing Operations by Segment for 2015, 2014 & 2013(furnished pursuant to Item 7.01).
99.3	Quarterly Depreciation & Amortization Expense and Capital Expenditures by Segment for 2015, 2014 & 2013 (furnished pursuant to Item 7.01).
99.4	Quarterly Sales Volume by Segment for 2015, 2014 & 2013 (furnished pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION
(Registrant)

Date: November 9, 2015	By:	/s/ D. Andrew Edwards
D. Andrew Edwards
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 9, 2015 (furnished pursuant to Item 2.02).
99.2	Quarterly Net Sales and Operating Profit from Ongoing Operations by Segment for 2015, 2014 & 2013(furnished pursuant to Item 7.01).
99.3	Quarterly Depreciation & Amortization Expense and Capital Expenditures by Segment for 2015, 2014 & 2013 (furnished pursuant to Item 7.01).
99.4	Quarterly Sales Volume by Segment for 2015, 2014 & 2013 (furnished pursuant to Item 7.01).